Exhibit 99.1

Falcon’s Beyond Reports Fourth Quarter and Fiscal Year 2024

Financial Results

Company Reports Consolidated Revenue of $1.4 Million for Q4 and $6.7 Million

for the full year

Company's Unconsolidated Subsidiary, Falcon's Creative Group, Q4 Revenue of $9.4 Million marked a 195% increase year-over-year and $53.2 Million for the full year achieving a 136% increase year-over-year

Company's Unconsolidated Joint Venture, Producciones de Parques, generated Q4 revenue of $9.1 Million and full year revenue of $45.7 Million

Orlando, FL (April 3, 2025) — Falcon’s Beyond Global, Inc. (Nasdaq: FBYD) (“Falcon’s Beyond”, “Falcon’s” or the “Company”), a visionary leader in innovative and immersive storytelling through its divisions Falcon’s Creative Group (“FCG”), Falcon’s Beyond Destinations (“FBD”), and Falcon’s Beyond Brands (“FBB”) today reported its financial results for the fourth quarter 2024 and fiscal year ended December 31, 2024.

Fourth Quarter 2024 Financial Results

Revenue:

•
Falcon’s Beyond generated consolidated revenues of $1.4 million for the three-month period ended December 31, 2024, representing fees for corporate and shared services earned from its FCG division and management fees from its Producciones de Parques, S.L. (“PDP”) 50:50 joint venture with Melia Hotels Int’l.
•
FCG recorded revenues of $9.4 million in the three-month period ended December 31, 2024, representing an increase of $4.6 million, or 195%, over the corresponding period of 2023. FCG recorded an operating loss of ($4.1) million and a net loss of ($4.7) million in the three-month period ended December 31, 2024, compared with an operating loss of ($5.1) million and net loss of ($4.7) million for the corresponding 2023 period. After the Qiddiya Investment Company (QIC) preferred return and amortization of basis difference, Falcon’s Beyond’s net loss from FCG was $(6.3) million in the three-month period ended December 31, 2024.
•
PDP recognized revenues of $9.1 million in the three-month period ended December 31, 2024, a $0.4 million increase over the corresponding period of 2023, primarily due to increases in occupancy and rates at the Tenerife property. Income from operations increased $7.1 million to $1.3 million for the three-month period ended December 31, 2024, compared with an operating loss of $6.0 million for the corresponding period of 2023. Net income increased $7.1 million to $0.3 million for the three-month period ended December 31, 2024, compared with a $6.8 million net loss in the corresponding 2023 period. Results for the three-month period ended December 31, 2023, included a $5.4 million impairment of fixed assets related to the Tenerife property. Falcon’s Beyond’s share of income was $0.2 million from PDP for three-month period ended December 31, 2024.

Net Income:

•
Falcon’s Beyond’s consolidated net loss decreased by $404.7 million to $(11.9) million for the three-month period ended December 31, 2024, over a net loss of $(416.6) million for the corresponding 2023 period, primarily driven by a $345.4 million year-over-year change in fair value of earnout liabilities, a $15.7 million decrease in losses from operations, a $42.7 million decrease in share of losses from equity method investments, and a $3.8 million year-over-year change in fair value of warrant liabilities, partially offset by a $2.1 million increase in unrealized foreign currency transactional losses and $0.8 million increase in other expenses.

EBITDA:

•
Falcon's Beyond's adjusted EBITDA(1) loss increased $1.5 million to $(12.0) million loss for the three-month period ended December 31, 2024, compared with $(10.5) million loss for the three-month period ended December 31, 2023. Adjusted EBITDA loss for the three months ended December 31, 2023, primarily driven by a $2.7 million increase in net corporate expense, and a $1.4M increase in unrealized foreign currency transactional losses, partially offset by a $2.6 million decrease in share of losses from equity method investments.

Fiscal 2024 Results

Revenue:

•
Falcon’s Beyond generated consolidated revenues of $6.7 million for the year ended December 31, 2024, representing fees for corporate and shared services earned from its FCG division and management fees from its Producciones de Parques, S.L. (“PDP”) 50:50 joint venture with Melia Hotels Int’l.
•
FCG recorded revenues of $53.2 million in the year ended December 31, 2024, representing an increase of $30.6 million, or 136%, over 2023. FCG recorded an operating loss of ($0.1) million and a net loss of ($0.5) million in the year ended December 31, 2024, compared with an operating loss of ($12.6) million and net loss of ($12.5) million for the corresponding 2023 period. After the Qiddiya Investment Company (QIC) preferred return and amortization of basis difference, Falcon’s Beyond’s net loss from FCG was ($6.4) million in the year ended December 31, 2024. As of December 31, 2024, the contracted pipeline for FCG was $36.4 million.
•
PDP recognized revenues of $45.7 million in the year ended December 31, 2024, a $4.4 million increase over the 2023, primarily due to increases in occupancy and rates at the Tenerife and Mallorca properties. Income from operations increased $9.8 million to $9.9 million for the year ended December 31, 2024, and net income increased $8.8 million to $5.8 million, as compared with a net loss of $(3.0) million for 2023. Falcon’s Beyond’s share of income was $2.9 million from PDP for the year ended December 31, 2024.

1 Adjusted EBITDA is a non-GAAP financial measure. See “Use and Definition of Non-GAAP Financial Measure" below for more information and a reconciliation to the most directly comparable GAAP measure.

Net Income:

•
Falcon’s Beyond’s consolidated net income increased by $580.4 million to $149.5 million for the year ended December 31, 2024, compared with a net loss of ($430.9) million the year ended December 31, 2023, primarily driven by a $517.7 million year over year change in fair value of earnout liabilities, a $41.3 million decrease in losses from operations, a $49.3 million decrease in share of losses from equity method investments, and a $2.1 million year-over year change in fair value of warrant liabilities, partially offset by a $27.4 million gain from deconsolidation of FCG in the prior year, and a $2.6 million increase in other expenses.

EBITDA:

•
Falcon's Beyond's adjusted EBITDA(1) increased $13.1 million to ($20.0) million loss for the year ended December 31, 2024, compared with ($33.1) million loss for the year ended December 31, 2023, primarily driven by a $9.2 million decrease in share of loss from equity method investments, a $2.2 million decrease in operating losses from the deconsolidated FCG business in July 2023, and a $1.7 million decrease in corporate expenses.

Other Business Highlights

•
Stock Dividend Issued to Shareholders: On September 30, 2024, the Board declared a stock dividend of 0.2 shares of Class A Common Stock per share of Class A Common Stock outstanding to stockholders of record as of December 10, 2024 (the “Stock Dividend”). The Stock Dividend was distributed on December 17, 2024. Additionally, as a result of the Stock Dividend, holders of Class B Common Stock received a stock dividend of 0.2 shares of Class B Common Stock per share of Class B Common Stock outstanding, and the issued and outstanding Falcon’s Opco common units of Falcon’s Beyond Global, LLC (“Falcon’s Opco”)were adjusted to reflect the same economic equivalent of the Stock Dividend. Restricted stock units and other equity awards were similarly adjusted in accordance with their terms. The Company’s warrant exercise price was also adjusted from $11.50 per share to $9.58 per share upon payment of the Stock Dividend, until the effective date of the Warrant Agreement Amendment, described below. A total of 2,013,326 shares of Class A Common Stock and 11,469,323 shares of Class B Common Stock were issued on December 17, 2024, in connection with the Stock Dividend.
•
Warrant Agreement Amendment and Exchange: This initiative simplified the Company’s capital structure by providing Warrant holders conversion of their holdings into equity in Falcon’s Beyond at a fixed exchange rate. The mandatory exchange of Warrants takes place on October 6, 2028 (the “Exchange Date”) for shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) at an exchange ratio of 0.25 shares of Class A Common Stock per Warrant (the “Exchange Ratio”). The mandatory exchange was pursuant to an amendment which became effective on January 14, 2025, authorized by holders of more than 50% of the Warrants. After the effectiveness of the Warrant Agreement Amendment and until the Exchange Date, the warrants, as amended by the Warrant Agreement Amendment, will not be exercisable and the holders of the warrants will have no further rights except to receive shares of Class A Common Stock at the Exchange Ratio on the Exchange Date.

1 Adjusted EBITDA is a non-GAAP financial measure. See “Use and Definition of Non-GAAP Financial Measure" below for more information and a reconciliation to the most directly comparable GAAP measure.

“2024 has been a transformative year for Falcon’s Beyond, setting the foundation for our most ambitious growth yet. As we move into fiscal 2025, we are energized by the momentum we’ve built and the exciting opportunities ahead. We aim to expand our global footprint, strengthen our IP-driven experiences, and accelerate strategic partnerships. Our unwavering commitment to delivering value for our shareholders drives everything we do as we execute on our long-term vision”, remarked Simon Philips, President of Falcon’s Beyond."

About Falcon’s Beyond

Falcon’s Beyond is a visionary innovator in immersive storytelling, sitting at the intersection of three potential high growth business opportunities: content, technology, and experiences. Falcon’s Beyond propels intellectual property (IP) activations concurrently across physical and digital experiences through three core business units:

•
Falcon’s Creative Group creates master plans, designs attractions and experiential entertainment, and produces content, interactives, and software.
•
Falcon’s Beyond Destinations develops a diverse range of entertainment experiences using both Falcon’s Beyond owned and third party licensed intellectual property, spanning location-based entertainment, dining, and retail.
•
Falcon’s Beyond Brands endeavors to bring brands and intellectual property to life through animation, movies, licensing and merchandising, gaming as well as ride and technology sales.

Falcon’s Beyond also invents immersive rides, attractions, and technologies for entertainment destinations around the world.

FALCON’S BEYOND and its related trademarks are owned by Falcon’s Beyond.

Falcon’s is headquartered in Orlando, Fla. Learn more at falconsbeyond.com.

Falcon’s Beyond may use its website as a distribution channel of material Company information. Financial and other important information regarding the Company is routinely accessed through and posted on our website at https://investors.falconsbeyond.com.

In addition, you may automatically receive email alerts and other information about Falcon’s when you enroll your email address by visiting the Email Alerts section at https://investors.falconsbeyond.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, words such as “will,” “would”, "aim" and similar expressions identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those expressed in or implied by the forward-looking statements, including (1) our ability to sustain our growth, effectively manage our anticipated future growth, and implement our business strategies to achieve the results we anticipate, (2) our current liquidity resources raise substantial doubt about our ability to continue as a going concern (3) impairments of our intangible assets and equity method investment in our joint ventures, (4) our ability to raise additional capital, (5) the closure of Katmandu Park DR and the repositioning and rebranding of our FBD business, (6) the success of our growth plans in FCG, (7) our customer concentration in FCG, (8) the risk that contractual restrictions relating to the Strategic Investment may affect our ability to access the public markets and expand our business, (9) the risks of doing business internationally, including in the Kingdom of Saudi Arabia, (10) our indebtedness, (11) our dependence on strategic relationships with local partners in order to offer and market our products and services in certain jurisdictions, (12) our reliance on our senior management and key employees, and our ability to hire, train, retain, and motivate qualified personnel, (13) cybersecurity-related risks, (14) our ability to protect our intellectual property, (15) our ability to remediate identified material weaknesses in our internal controls over financial reporting, (16) the concentration of share ownership and the significant influence of the Demerau Family and Cecil D. Magpuri, (17) the outcome of pending, threatened and future legal proceedings, (18) our continued compliance with Nasdaq continued listing standards, (19) risks related to our Up-C entity structure and the fact that we may be required to make substantial payments to certain unitholders under our Tax Receivable Agreement, and (20) the risks disclosed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Use and Definition of Non-GAAP Financial Measure

We prepare our consolidated financial statements in accordance with US GAAP. In addition to disclosing financial results prepared in accordance with US GAAP, we disclose information regarding Adjusted EBITDA which is a non-GAAP measure. We define Adjusted EBITDA as net income (loss), determined in accordance with US GAAP, for the period presented, before net interest and expense, income tax expense, depreciation and amortization, transaction expenses related to the business combination, credit loss expense related to the closure of the Sierra Parima Katmandu Park, share of equity method investee’s impairment of fixed assets, impairment of equity method investments, change in fair value of warrant liabilities, change in fair value of earnout liabilities, intangible asset impairment loss, and gain on deconsolidation of FCG.

We believe that Adjusted EBITDA is useful to investors as it eliminates the non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in any business combination and improves comparability by eliminating the interest expense associated with our debt facilities, and eliminating the change in fair value of warrant and earnout liabilities, which may not be comparable with other companies based on our structure.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under US GAAP. Some of these limitations are (i) it does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, our working capital needs, (iii) it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, and (vi) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Media Relations: Kathleen Prihoda, Falcon’s Beyond: kprihoda@falconsbeyond.com

Investor Relations: ir@falconsbeyond.com

BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share and per share data)

	As of December 31, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$825	$672
Accounts receivable	1,716	696
Other current assets	1,593	1,061
Total current assets	4,134	2,429
Investments and advances to equity method investments	56,560	60,643
Property and equipment, net	24	23
Other non-current assets	513	264
Total assets	$61,231	$63,359

Liabilities and stockholders’ equity (deficit)/members’ equity
Current liabilities:
Accounts payable	$9,540	$3,852
Accrued expenses and other current liabilities	25,870	20,840
Short term debt	8,471	—
Current portion of long-term debt	1,759	6,651
Earnout liabilities – current portion	—	183,055
Total current liabilities	45,640	214,398
Other long term payables	—	5,500
Long-term debt, net of current portion	30,977	22,965
Earnout liabilities, net of current portion	—	305,586
Warrant liabilities	4,711	3,904
Total liabilities	81,328	552,353

Commitments and contingencies – Note 14

Stockholders’ equity (deficit)
Class A common stock ($0.0001 par value, 500,000,000 shares authorized; 36,106,345 issued and outstanding at December 31, 2024 and 9,445,972 shares were issued and outstanding as of December 31, 2023)	3	1
Class B common stock ($0.0001 par value, 150,000,000 shares authorized; 44,815,937 issued and outstanding at December 31, 2024 and 62,440,940 shares were issued and outstanding as of December 31, 2023)	5	6
Additional paid-in capital	37,808	11,699
Accumulated deficit	(46,538)	(68,595)
Accumulated other comprehensive loss	(243)	(216)
Total equity attributable to common stockholders	(8,965)	(57,105)
Non-controlling interest	(11,132)	(431,889)
Total equity	(20,097)	(488,994)
Total liabilities and equity	$61,231	$63,359

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (LOSS)

(in thousands of U.S. dollars, except share and per share data)

	(Unaudited)
	Three months ended		Year ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$1,361	$2,147	$6,745	$18,244
Operating expenses:			—	—
Project design and build expense	—	—	—	10,151
Selling, general and administrative expense	5,818	4,834	22,408	28,064
Transaction expenses	—	17,103	7	26,021
Credit loss expense	—	481	12	5,965
Research and development expense	114	(3)	179	1,248
Intangible asset impairment expense – Note 6	—	—	—	2,377
Depreciation and amortization expense	2	1	6	1,576
Total operating expenses	5,934	22,416	22,612	75,402
Loss from operations	(4,573)	(20,269)	(15,867)	(57,158)
Share of loss from equity method investments	(6,033)	(48,762)	(3,121)	(52,452)
Gain on deconsolidation of FCG	—	—	—	27,402
Interest expense	(769)	(237)	(1,898)	(1,124)
Interest income	3	3	12	95
Change in fair value of warrant liabilities	879	(2,972)	(836)	(2,972)
Change in fair value of earnout liabilities	—	(345,413)	172,270	(345,413)
Foreign exchange transaction (loss) gain	(1,375)	763	(1,077)	367
Net income (loss) before taxes	$(11,868)	$(416,887)	$149,483	$(431,255)
Income tax (expense) benefit	(3)	299	(2)	325
Net income (loss)	$(11,871)	$(416,588)	$149,481	$(430,930)
Net income (loss) attributable to noncontrolling interest	(9,656)	(368,984)	127,424	(383,326)
Net income (loss) attributable to common stockholders	(2,215)	(47,604)	22,057	(47,604)

Net income (loss) per share
Net income (loss) per share, basic	(0.15)	(5.59)	1.76	(5.59)
Net income (loss) per share, diluted	(0.16)	(5.59)	1.41	(5.59)
Weighted average shares outstanding, basic	15,216,624	8,514,245	12,539,377	8,514,245
Weighted average shares outstanding, diluted	15,872,337	8,514,245	12,726,176	8,514,245

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of U.S. dollars)

	Year ended
	December 31, 2024	December 31, 2023
Cash flows from operating activities
Net income (loss)	$149,481	$(430,930)
Adjustments to reconcile net income (loss) to net cash used in operating activities:	—	—
Depreciation and amortization	6	1,576
Foreign exchange transaction loss	1,077	(367)
Share of loss from equity method investments	3,121	52,452
Gain on deconsolidation of FCG	-	(27,402)
Change in deferred tax assets	—	(26)
Credit loss expense	12	5,965
Intangible asset impairment	-	2,377
Change in fair value of earnouts	(172,270)	345,413
Change in fair value of warrants	836	2,972
Share based compensation expense	1,495	68
Loss on sale of equipment	2	—
Changes in assets and liabilities:	—	—
Accounts receivable	(1,056)	(3,830)
Contract assets	—	466
Deferred transaction costs	(588)	1,842
Other current assets	55	(904)
Operating lease assets and liabilities	—	(23)
Capitalization of ride media content	—	(78)
Other non-current assets	(249)	(1,006)
Accounts payable	7,204	3,791
Accrued expenses and other current liabilities	3,822	18,850
Contract liabilities	—	(128)
Other long-term payables	(5,500)	5,500
Net cash used in operating activities	(12,552)	(23,422)
Cash flows from investing activities	—	—
Purchase of property and equipment	(11)	(308)
Proceeds from sale of equipment	2	4
Cash inflow on deconsolidation of FCG	—	2,577
Investments and advances to unconsolidated joint ventures	—	(1,991)
Net cash (used in) provided by investing activities	(9)	282
Cash flows from financing activities	0	0
Principal payment on finance lease obligation	—	(106)
Proceeds from debt – related party	7,221	—
Proceeds from debt – third party	1,250	—
Repayment of debt – related party	(2,297)	(3,310)
Repayment of debt – third party	(1,678)	(1,709)
Proceeds from related party credit facilities	12,547	18,439
Repayment of related party credit facilities	(5,392)	(4,146)
Proceeds from exercised warrants	365	4,173
Proceeds from RSUs issued to affiliates	837	—
Equity contributions	—	1,791
Net cash provided by financing activities	12,853	15,132
Net increase (decrease) in cash and cash equivalents	292	(8,008)
Foreign exchange impact on cash	(139)	314
Cash and cash equivalents – beginning of period	672	8,366
Cash and cash equivalents at end of year	$825	$672

Reconciliation of Non-GAAP Financial Measure

The following table sets forth reconciliations of net income (loss) under US GAAP to Adjusted EBITDA for the following periods:

	(Unaudited)
	Three months ended		Year ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (loss)	$(11,871)	$(416,588)	$149,481	$(430,930)
Interest expense	769	237	1,898	1,124
Interest income	(3)	(3)	(12)	(95)
Income tax expense (benefit)	3	(299)	2	(325)
Depreciation and amortization expense	2	1	6	1,576
EBITDA	(11,100)	(416,652)	151,375	(428,650)
Transaction expenses	—	17,103	7	26,021
Credit loss expense related to the closure of the Sierra Parima Katmandu Park	—	481	12	5,965
Share of equity method investee’s impairment of fixed assets	—	26,084	—	26,084
Impairment of equity method investments	—	14,069	—	14,069
Change in fair value of warrant liabilities	(879)	2,972	836	2,972
Change in fair value of earnout liabilities	—	345,413	(172,270)	345,413
Intangible asset impairment loss	—	—	—	2,377
Gain on deconsolidation of FCG	—	—	—	(27,402)
Adjusted EBITDA	$(11,979)	$(10,530)	$(20,040)	$(33,151)